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                                 Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation by reference of our reports, dated March 29, 2000 on UnitedGlobalCom, Inc. (f/k/a United International Holdings, Inc.) included in this Annual Report on Form 10-K, into the following previously filed Registration Statements of UnitedGlobalCom, Inc.:

  .  Registration Statement No. 33-81876 on Form S-8, effective 7/22/94
  .  Registration Statement No. 333-00226 on Form S-8, effective 1/9/96
  . Registration Statement No. 333-68641 on Form S-8, effective 12/9/98 . Registration Statement No. 333-71963 on Form S-8, effective 2/8/99
  . Registration Statement No. 333-88085 on Form S-8, effective 9/29/99 . Registration Statement No. 333-90997 on Form S-3, effective 11/19/99


                                      ARTHUR ANDERSEN LLP


Denver, Colorado
March 29, 2000